UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(b) On January 5, 2010, Corcept Therapeutics Incorporated (the “Company”) was advised by Edward E. Penhoet, Ph.D., of his decision to resign from the Corcept Board of Directors due to time constraints associated with his appointment as a member of President Obama’s Council of Advisors on Science and Technology (PCAST). PCAST is an advisory group comprised of 20 of the nation’s leading scientists and engineers who directly advise the President and the Executive Office of the President. PCAST makes policy recommendations in the many areas where understanding of science, technology, and innovation is key to strengthening our economy and forming policy that works for the American people.

Dr. Penhoet has served as a member of the Corcept Board since June 2008. He has served as a Director of Alta Partners, LLP, a venture capital firm, since 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: January 8, 2010	By:	/S/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer